UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2010

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On December 21, 2010, Steven M. Smith, Executive Vice President, Service Operations of Arbitron Inc. (the "Company") established a stock trading plan in accordance with the requirements specified in Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (a "Rule 10b5-1 Trading Plan"). On December 28, 2010, Carol Hanley, Executive Vice President, Chief Sales & Marketing Officer of the Company, established a Rule 10b5-1 Trading Plan. On December 30, 2010, Luis Nogales, a member of the Company’s Board of Directors, and Vaughan Scott Henry, Executive Vice President and Chief Information Officer of the Company, each established a Rule 10b5-1 Trading Plan. Set forth below is information regarding each Rule 10b5-1 Trading Plan.

Each of the Rule 10b5-1 Trading Plans was adopted during an authorized trading period and when none of Messrs. Smith, Nogales, Henry or Ms. Hanley was in possession of material non-public information. Each of the individuals established his or her Rule 10b5-1 Trading Plan in order to diversify their investment portfolio and for tax planning purposes. The trading plan of Mr. Nogales covers the exercise of stock options that would otherwise expire during 2012 and 2013 and the sale of shares of Company common stock. Transactions under these Rule 10b5-1 Trading Plans will be publicly reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.

Steven M. Smith

Under the terms of Mr. Smith’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock beginning in February 2011. Mr. Smith’s Rule 10b5-1 Trading Plan covers the sale of approximately 1,100 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than December 31, 2011.

Carol Hanley

Under the terms of Ms. Hanley’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock beginning in March 2011. Ms. Hanley’s Rule 10b5-1 Trading Plan covers the sale of approximately 10,200 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than June 2011.

Luis Nogales

Under the terms of Mr. Nogales’ Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock beginning in March 2011. Mr. Nogales’ Rule 10b5-1 Trading Plan covers the exercise of options that would otherwise expire between January 2012 and May 2013 and sale of up to approximately 12,400 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than February 2012.

V. Scott Henry

Under the terms of Mr. Henry’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock at monthly intervals beginning in March 2011. Mr. Henry’s Rule 10b5-1 Trading Plan covers the sale of up to approximately 57,500 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than November 2011.

The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

December 30, 2010	By:	Sean P. Mulcahy

Name: Sean P. Mulcahy
Title: Deputy General Counsel & Assistant Secretary